                                  Exhibit 2.2
================================================================================





                      AGREEMENT AND PLAN OF REORGANIZATION



                                  by and among



                    BLUE CROSS AND BLUE SHIELD OF MISSOURI,
                a Missouri nonprofit health services corporation

                        RIGHTCHOICE MANAGED CARE, INC.,
                             a Missouri corporation

                      THE MISSOURI FOUNDATION FOR HEALTH,
                a Missouri nonprofit public benefit corporation


                                      and


                        RIGHTCHOICE MANAGED CARE, INC.,
                             a Delaware corporation


                              DATED MARCH 14, 2000





================================================================================

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I     TERMS OF REORGANIZATION; CLOSING........................................... 3
              Section 1.01.    Sequence of Transactions.................................. 3
              Section 1.02.    Transfer and Assumption Transaction....................... 3
                               (a)   Assumption Reinsurance Agreement.................... 3
                               (b)   Regulatory Approvals................................ 3
                               (c)   Consummation of Transaction......................... 4
                               (d)   Tax Consequences.................................... 4
              Section 1.03.    Charter Conversion Transaction............................ 4
                               (a)   Filing of Articles of Incorporation; Bylaws......... 4
                               (b)   Effective Time...................................... 4
                               (c)   Issuance of Stock................................... 4
                               (d)   Regulatory Approvals................................ 4
                               (e)   Directors and Officers.............................. 4
                               (f)   Consummation of Transaction......................... 5
                               (g)   Tax Consequences.................................... 5
              Section 1.04.    Reincorporation Merger Transaction........................ 5
                               (a)   Structure of Merger................................. 5
                               (b)   Effective Time...................................... 5
                               (c)   Conversion of Shares................................ 5
                               (d)   Effects of Merger................................... 5
                               (e)   Regulatory Approvals................................ 6
                               (f)   Certificate of Incorporation and Bylaws............. 6
                               (g)   Directors and Officers.............................. 6
                               (h)   Consummation of Transaction......................... 6
                               (i)   Tax Consequences.................................... 6
                               (j)   Dissenters' Rights.................................. 6
              Section 1.05.    RIT/New RIT Merger Transaction............................ 6
                               (a)   Structure of Merger................................. 6
                               (b)   Effective Time...................................... 7
                               (c)   Conversion of Shares................................ 7
                               (d)   Treasury Shares..................................... 7
                               (e)   Dissenters' Rights.................................. 7
                               (f)   Effects of Merger................................... 7
                               (g)   Regulatory Approvals................................ 8
                               (h)   Certificate of Incorporation and Bylaws............. 8
                               (i)   New RIT Directors and Officers...................... 8
                               (j)   Exchange of Certificates............................ 8
                                     (1)   Exchange Agent................................ 8
                                     (2)   Exchange Procedure for Public Shareholders.... 8
                                     (3)   Exchange Procedure for Foundation............. 9
                                     (4)   Distributions With Respect to Unexchanged
                                           Shares........................................ 9
                                     (5)   Transfers of Ownership........................ 9
                                     (6)   No Liability.................................. 9
                                     (7)   Lost, Stolen or Destroyed Certificates........ 9
                               (k)   Stock Transfer Books................................10
                               (l)   Tax Consequences....................................10
                               (m)   Consummation of Transaction.........................10

             Section 1.06.   Stock Options............................................10
             Section 1.07.   Closing; Closing Date....................................11

ARTICLE II   REPRESENTATIONS AND WARRANTIES...........................................11
             Section 2.01.   Disclosure Schedule; Standard............................11
                             (a)   Disclosure Schedule................................11
                             (b)   Standard...........................................11
             Section 2.02.   Representations and Warranties of RIT....................12
                             (a)   Corporate Existence and Power......................12
                             (b)   Authorization; No Defaults.........................12
                             (c)   Capitalization.....................................12
                             (d)   Financial Information..............................13
                             (e)   Reports............................................13
                             (f)   Absence of Changes.................................13
                             (g)   Undisclosed Liabilities............................14
             Section 2.03.   Representations and Warranties of BCBSMo.................14
                             (a)   Authorization; No Defaults.........................14
                             (b)   Capitalization.....................................14
                             (c)   Financial Information..............................14
                             (d)   Reports............................................15
                             (e)   Absence of Changes.................................15
                             (f)   Undisclosed Liabilities............................15
             Section 2.04.   Representations and Warranties of New RIT................15
                             (a)   Corporate Existence and Power......................15
                             (b)   Authorization; No Defaults.........................15
                             (c)   Capitalization.....................................16
             Section 2.05.   Representations and Warranties of the Foundation.........16
                             (a)   Corporate Existence and Power......................16
                             (b)   Authorization; No Defaults.........................16

ARTICLE III  COVENANTS................................................................17
             Section 3.01.   Pre-Closing Covenants of RIT.............................17
                             (a)   Submission to Shareholders.........................17
                             (b)   Consummation of Reorganization.....................17
                             (c)   Consents and Approvals.............................17
             Section 3.02.   Pre-Closing Covenants of BCBSMo..........................17
                             (a)   Agreement to Vote in Favor.........................17
                             (b)   Consummation of Reorganization.....................17
                             (c)   Consents and Approvals.............................18
             Section 3.03.   Pre-Closing Covenants of New RIT.........................18
                             (a)   Other Actions......................................18
                             (b)   Consummation of Reorganization.....................18
                             (c)   Plans of Merger....................................18
             Section 3.04.   Pre-Closing Covenants of Foundation......................18
                             (a)   No Sale or Transfer................................18
                             (b)   Agreements to Vote in Favor........................18
                                   (1)   Reincorporation Merger Transaction...........18
                                   (2)   RIT/New RIT Merger Transaction...............19
                             (c)   Consummation of Reorganization.....................19
                             (d)   Tax Opinion........................................19

             Section 3.05.   Proxy Statement/Prospectus; Registration Statement.......19
             Section 3.06.   Public Announcements.....................................19
             Section 3.07.   Registration Rights Agreement............................19
             Section 3.08.   Indemnification Agreement................................20
             Section 3.09.   Voting Trust and Divestiture Agreement...................20
             Section 3.10.   Public Offering..........................................20
             Section 3.11.   Indemnification and Insurance............................20
             Section 3.12.   Accountants' Letters.....................................20
             Section 3.13.   Foundation Governance....................................21
             Section 3.14.   Due Diligence............................................21
             Section 3.15.   Payment to Foundation....................................21

ARTICLE IV   CONDITIONS PRECEDENT TO REORGANIZATION...................................21
             Section 4.01.   Conditions to Reorganization.............................21
                             (a)    Injunction........................................21
                             (b)    Regulatory and Shareholder Approval...............21
                             (c)    Effective Registration Statement..................21
                             (d)    Tax Determination.................................22
                             (e)    NYSE Listing......................................22
                             (f)    Resolution of Sarkis Litigation...................22
             Section 4.02.   Conditions to Obligations of BCBSMo......................22
                             (a)    Representations and Warranties....................22
                             (b)    Compliance with Agreements........................22
                             (c)    Delivery of Documents.............................22
                             (d)    Other Consents....................................22
                             (e)    Comfort Letter....................................22
                             (f)    Favorable Ruling..................................23
                             (g)    Tax Opinions......................................23
                             (h)    BCBSMo Board Legal Opinion........................23
                             (i)    Resolution of Pending Litigation..................24
                             (j)    Legal Opinions....................................24
                             (k)    Confirmation From Attorney General and DOI........24
             Section 4.03.   Conditions to Obligations of RIT.........................24
                             (a)    Representations and Warranties....................24
                             (b)    Compliance with Agreements........................24
                             (c)    Delivery of Documents.............................25
                             (d)    Other Consents....................................25
                             (e)    Comfort Letter....................................25
                             (f)    Favorable Ruling..................................25
                             (g)    Tax Opinions......................................25
                             (h)    Association Approval..............................25
                             (i)    Opinion of Financial Advisor to RIT...............26
                             (j)    Confirmation From Attorney General and DOI........26
                             (k)    Bank Approval.....................................26
                             (l)    Legal Opinions....................................26
             Section 4.04.   Conditions to Obligations of New RIT.....................26
                             (a)    Representations and Warranties....................26
                             (b)    Compliance with Agreements........................26
                             (c)    Delivery of Documents.............................26
                             (d)    Comfort Letter....................................27
                             (e)    Legal Opinions....................................27
             Section 4.05.   Conditions to Obligations of Foundation..................27
                             (a)    Representations and Warranties....................27

                             (b)   Compliance with Agreements.........................27
                             (c)   Delivery of Documents..............................27
                             (d)   Other Consents.....................................27
                             (e)   Comfort Letter.....................................27
                             (f)   Favorable Ruling...................................27
                             (g)   Tax Opinions.......................................28
                             (h)   Legal Opinions.....................................28

ARTICLE V    TERMINATION..............................................................28

ARTICLE VI   GENERAL PROVISIONS.......................................................29
             Section 6.01.   Fees and Expenses........................................29
             Section 6.02.   Nonsurvival of Representations, Warranties and
                             Agreements...............................................29
             Section 6.03.   Notices..................................................29
             Section 6.04.   Amendment................................................30
             Section 6.05.   Waiver...................................................30
             Section 6.06.   Entire Agreement.........................................30
             Section 6.07.   Parties in Interest......................................30
             Section 6.08.   Governing Law............................................30
             Section 6.09.   Counterparts.............................................30
             Section 6.10.   Recitals.................................................30
             Section 6.11.   Fair Construction........................................30
             Section 6.12.   Headings and Captions....................................30
             Section 6.13.   Assignment...............................................31

                               LIST OF EXHIBITS
                               ----------------



Exhibit                                  Description
-------                                  -----------

   A.....................................Amended and Restated Settlement
                                         Agreement (without Exhibits thereto).

   B.....................................Form of Assumption Reinsurance
                                         Agreement.

   C.....................................Form of Articles of Incorporation of
                                         New BCBSMo.

   D.....................................Form of Bylaws of New BCBSMo.

   E.....................................Intercompany Liabilities.

   F.....................................Certificate of Incorporation of New
                                         RIT.

   G.....................................Bylaws of New RIT.

   H.....................................Form of Foundation Reincorporation
                                         Merger Resolution.

   I.....................................Form of Foundation RIT/New RIT Merger
                                         Resolution.

   J.....................................Form of Registration Rights Agreement.

   K.....................................Form of Indemnification Agreement.

   L.....................................Form of Voting Trust and Divestiture
                                         Agreement.

                            INDEX OF DEFINED TERMS
                            ----------------------

DEFINED TERM                                              LOCATION
------------                                              --------

Agreement.................................................Preamble

Ancillary Agreements......................................Section 2.02(b)

Association...............................................Recital A

Assumption Reinsurance Agreement..........................Section 1.02(a)

Attorney General..........................................Recital D

Bank Approvals............................................Section 4.03(k)

BCBSMo....................................................Preamble

BCBSMo Board..............................................Recital J

BCBSMo Disclosure Schedule................................Section 2.01(a)

BCBSMo Financial Statements...............................Section 2.03(c)

BCBSMo Independent Committee..............................Recital J

BCBSMo Legal Opinion......................................Section 4.03(l)

BCBSMo/RIT Stock Option...................................Section 1.06(a)

BCBSMo/RIT Stock Option Plans.............................Section 1.06(a)

Charter Conversion Effective Time.........................Section 1.03(b)

Charter Conversion Transaction............................Recital H(2)

Closing...................................................Section 1.07

Closing Date..............................................Section 1.07

Code......................................................Recital F

Delaware Corporate Law....................................Section 1.04(a)

DOI.......................................................Recital D

Exchange Act..............................................Section 2.02(f)

Exchange Agent............................................Section 1.05(j)(1)

Existing Licenses.........................................Section 4.03(h)

Favorable Ruling..........................................Section 4.02(f)

Favorable Ruling Matter...................................Section 4.02(f)

Foundation................................................Preamble

Foundation Legal Opinion..................................Section 4.02(j)

Foundation Litigation Legal Opinion.......................Section 4.02(j)

Foundation Reincorporation Merger Resolution..............Section 3.04(b)(1)

Foundation RIT/New RIT Merger Resolution..................Section 3.04(b)(2)

DEFINED TERM                                              LOCATION
------------                                              --------

HALIC.....................................................Recital H(1)

Health Benefit Products...................................Section 3.13

Indemnification Agreement.................................Section 3.08

Indemnified Party.........................................Section 3.11(a)

Litigation................................................Recital D

Marks.....................................................Recital A

Material Adverse Effect...................................Section 2.01(b)

Missouri Corporate Law....................................Section 1.03(a)

New BCBSMo................................................Recital H(2)

New BCBSMo Articles.......................................Section 1.03(a)

New BCBSMo Board..........................................Section 1.03(a)

New BCBSMo Bylaws.........................................Section 1.03(a)

New BCBSMo Stock..........................................Recital H(2)

New RIT...................................................Preamble

New RIT Board.............................................Section 1.04(g)

New RIT Bylaws............................................Section 1.04(f)

New RIT Certificate of Incorporation......................Section 1.04(f)

New RIT Certificates......................................Section 1.05(j)(1)

New RIT Legal Opinion.....................................Section 4.02(j)

New RIT Stock.............................................Recital G

NYSE......................................................Recital C

Proxy Statement/Prospectus................................Section 3.05

Public Exchange Ratio.....................................Section 1.05(c)

Registration Rights Agreement.............................Section 3.07

Registration Statement....................................Section 3.05

Regulatory Authority......................................Section 2.02(e)

Reincorporation Merger Effective Time.....................Section 1.04(b)

Reincorporation Merger Transaction........................Recital H(3)

Reorganization............................................Recital I

RIT.......................................................Preamble

RIT Board.................................................Recital J

RIT Certificates..........................................Section 1.05(j)(2)

RIT Class A Stock.........................................Recital C

RIT Class B Stock.........................................Recital C

DEFINED TERM                                              LOCATION
------------                                              --------

RIT Disclosure Schedule...................................Section 2.01(a)

RIT Financial Statements..................................Section 2.02(d)

RIT Independent Committee.................................Recital J

RIT Legal Opinion.........................................Section 4.02(j)

RIT Preferred Stock.......................................Section 2.02(c)

RIT Shareholders' Meeting.................................Section 3.01(a)

RIT Stock.................................................Recital C

RIT/New RIT Merger Effective Time.........................Section 1.05(b)

RIT/New RIT Merger Transaction............................Recital H(4)

SEC.......................................................Section 1.06(c)

Securities Act............................................Section 1.06(c)

Settlement Agreement......................................Recital E

Transfer and Assumption Transaction.......................Recital H(1)

Voting Trust and Divestiture Agreement....................Section 3.09

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of March 14, 2000, is made and entered into by and among BLUE CROSS AND BLUE SHIELD OF MISSOURI, a Missouri non-profit health services corporation ("BCBSMo"), RIGHTCHOICE MANAGED CARE, INC., a Missouri corporation ("RIT"), THE MISSOURI FOUNDATION FOR HEALTH, a Missouri non-profit public benefit corporation (the "Foundation"), and RIGHTCHOICE MANAGED CARE, INC., a Delaware corporation and wholly-owned subsidiary of the Foundation ("New RIT").

                                   RECITALS
                                   --------

     A. BCBSMo is a Missouri non-profit non-stock health services corporation that offers health benefits and related products and services. BCBSMo holds a license from the Blue Cross and Blue Shield Association (the "Association") to use the Blue Cross and Blue Shield names and service marks (the "Marks").

     B. RIT is a Missouri general business corporation, doing business under the name "Alliance Blue Cross Blue Shield," that provides health care products and services. RIT also holds a license from the Association to use the Marks.

     C. RIT has outstanding 3,710,653 shares of Class A Common Stock (the "RIT Class A Stock") and 14,962,500 shares of Class B Common Stock (the "RIT Class B Stock;" together with the RIT Class A Stock, the "RIT Stock"). Each share of RIT Class A Stock has one vote per share, and each share of RIT Class B Stock has ten votes per share. The issued and outstanding shares of RIT Class B Stock, representing approximately 80.1% of the issued and outstanding shares of RIT Stock and approximately 97.6% of the voting power of the issued and outstanding shares of RIT Stock, are owned by BCBSMo. The issued and outstanding shares of RIT Class A Stock, representing approximately 19.9% of the issued and outstanding shares of RIT Stock and approximately 2.4% of the voting power of the issued and outstanding shares of RIT Stock, are listed for trading on the New York Stock Exchange, Inc. (the "NYSE").

     D. RIT and BCBSMo were involved in the following litigation with the Missouri Attorney General, Jeremiah W. "Jay" Nixon (the "Attorney General"), the Director of the Missouri Department of Insurance, Jay B. Angoff, and the Missouri Department of Insurance (together, the "DOI"): Blue Cross Blue Shield of Missouri, Plaintiff v. Jay Angoff, Director of the Missouri Department of Insurance, the Missouri Department of Insurance and Jeremiah W. "Jay" Nixon, No. CV196-619CC, in the Circuit Court of Cole County, Missouri; and Blue Cross Blue Shield of Missouri v. Jay Angoff, Director of the Missouri Department of Insurance and Jeremiah W. "Jay" Nixon, No. 81172, in the Supreme Court of Missouri (on transfer from Appeal WD 53798, in the Missouri Court of Appeals, Western District (collectively, the "Litigation").

     E. BCBSMo, RIT, the Attorney General and the DOI have entered into an Amended and Restated Settlement Agreement, dated January 6, 2000 (the "Settlement Agreement"), to resolve the Litigation. The Settlement Agreement is specifically contingent upon the consummation of the transactions set forth in this Agreement. The Settlement Agreement is attached hereto as Exhibit A.

     F. The Foundation was recently organized pursuant to the Settlement Agreement as a Missouri non-profit public benefit corporation that will apply for an exemption from federal income tax under Section 501(c)(4) of the Internal Revenue Code of 1986, as amended (the "Code"). The Foundation was established to serve the purposes set forth in its Articles of Incorporation and to, among other things, receive and hold for those purposes the New RIT Stock (as defined in Recital G hereof) that it will receive upon consummation of the Reorganization (as defined in Recital I hereof).

     G. New RIT was recently organized pursuant to the Settlement Agreement as a Delaware corporation solely to facilitate the Reorganization. The one (1) share of common stock of New RIT, par value $.01 per share (the "New RIT Stock"), issued and outstanding as of the date hereof is owned by the Foundation.

     H. The Reorganization shall be comprised of the following transactions, which shall be consummated in the following order, and which shall be conditioned upon the satisfaction (or, where permissible, waiver) of each of the conditions set forth in Article IV of this Agreement:

          (1) BCBSMo shall transfer certain assets, contracts and agreements, including its existing contracts of insurance and certain other assets required to satisfy policy liabilities and applicable statutory reserve and Association capital requirements, to Healthy Alliance Life Insurance Company ("HALIC"), a wholly-owned subsidiary of RIT, and HALIC shall assume all liabilities related thereto (such transaction is referred to herein as the "Transfer and Assumption Transaction" and is described in Section 1.02 hereof);

          (2) BCBSMo shall change from a Missouri non-profit non-stock corporation to a Missouri for-profit stock corporation by, among other things, amending and restating its Amended and Restated Articles of Incorporation in accordance with applicable law (such transaction is referred to herein as the "Charter Conversion Transaction" and is described in Section 1.03 hereof). BCBSMo, upon its conversion to a stock form corporation pursuant to the Charter Conversion Transaction, is referred to herein as "New BCBSMo." As part of the Charter Conversion Transaction, New BCBSMo shall issue one (1) share of its common stock, par value $.01 per share (the "New BCBSMo Stock"), to the Foundation (which shall then be the sole shareholder of New BCBSMo);

          (3) New BCBSMo shall be reincorporated under the corporate laws of the State of Delaware by means of the merger of New BCBSMo (which shall be wholly-owned by the Foundation), with and into New RIT (which also shall be wholly-owned by the Foundation), and New RIT shall be the surviving corporation (such transaction is referred to herein as the "Reincorporation Merger Transaction" and is described in Section 1.04 hereof). In the Reincorporation Merger Transaction, (a) the one (1) issued and outstanding share of New RIT Stock owned by the Foundation shall remain issued, outstanding and unaffected, and (b) the one (1) issued and outstanding share of New BCBSMo Stock owned by the Foundation shall be cancelled; and

          (4) RIT shall merge with and into New RIT (which immediately prior to such merger shall be wholly-owned by the Foundation), and New RIT shall be the surviving corporation (such transaction is referred to herein as the "RIT/New RIT Merger Transaction" and is described in Section 1.05 hereof). In the RIT/New RIT Merger Transaction, (a) each issued and outstanding share of RIT Class A Stock shall be converted into one (1) share of New RIT Stock, (b) each issued and outstanding share of RIT Class B Stock (which immediately prior to the RIT/New RIT Merger Transaction shall be owned by New RIT) shall be cancelled, and (c) the one (1) issued and outstanding share of New RIT Stock (which immediately prior to the RIT/New RIT Merger Transaction shall be owned by the Foundation) shall be converted into a number of shares of New RIT Stock equal to the number of shares of RIT Class B Stock issued and outstanding immediately prior to the consummation of the RIT/New RIT Merger Transaction.

     I. The Transfer and Assumption Transaction, the Charter Conversion Transaction, the Reincorporation Merger Transaction and the RIT/New RIT Merger Transaction are referred to herein collectively as the "Reorganization." Upon consummation of the Reorganization, (i) BCBSMo and RIT shall cease to exist as separate entities, and (ii) the issued and outstanding shares of New RIT Stock shall be owned (a) by the public in the same aggregate amount that the RIT Class A Stock was owned by the public immediately prior to the Reorganization, and (b) by the Foundation in the same aggregate amount that the RIT Class B Stock was owned by BCBSMo immediately prior to the Reorganization.

     J. The Board of Directors of BCBSMo (the "BCBSMo Board") and the committee comprised of the five members of the BCBSMo Board who are not employees or officers of BCBSMo or RIT or directors of RIT (the "BCBSMo Independent Committee"), on the one hand, and the Board of Directors of RIT (the "RIT Board") and the committee comprised of four members of the RIT Board who are not employees or officers of RIT or BCBSMo or directors of BCBSMo (the "RIT Independent Committee"), on the other hand, have each determined that it is advisable and in the best interests of BCBSMo and RIT, respectively, to enter into this Agreement and to consummate the Reorganization and the other transactions contemplated by this Agreement.


                                   AGREEMENT
                                   ---------

     In consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, BCBSMo, RIT, the Foundation and New RIT agree as follows:

                                   ARTICLE I
                       TERMS OF REORGANIZATION; CLOSING

     Section 1.01. Sequence of Transactions. The Reorganization shall be accomplished by means of the Transfer and Assumption Transaction, the Charter Conversion Transaction, the Reincorporation Merger Transaction and the RIT/New RIT Merger Transaction, each of which shall be consummated in sequential order on the Closing Date (as defined in Section 1.07 hereof).

     Section 1.02. Transfer and Assumption Transaction. On the Closing Date, BCBSMo shall consummate the Transfer and Assumption Transaction as provided below in this Section 1.02.

          (a) Assumption Reinsurance Agreement. BCBSMo shall, and RIT shall cause HALIC to, sign on the date hereof the Assumption Reinsurance Agreement (the "Assumption Reinsurance Agreement") in the form attached hereto as Exhibit B and shall consummate the Transfer and Assumption Transaction in accordance with the terms of the Assumption Reinsurance Agreement.

          (b) Regulatory Approvals. BCBSMo and RIT shall file, or shall cause to be filed, all necessary applications, notices, agreements and other documents reasonably required to obtain the approval of the Association and all Regulatory Authorities (as defined in Section 2.02(e) hereof) having jurisdiction with respect to the Transfer and Assumption Transaction.

          (c) Consummation of Transaction. BCBSMo and RIT shall take all reasonable and lawful action and shall execute all documents, certificates and other papers as may be necessary or appropriate in order to consummate the Transfer and Assumption Transaction in accordance with this Agreement and the Assumption Reinsurance Agreement.

          (d) Tax Consequences. It is intended by the parties hereto that the Transfer and Assumption Transaction shall constitute a tax-free transfer to a controlled corporation.

     Section 1.03. Charter Conversion Transaction. On the Closing Date, immediately upon consummation of the Transfer and Assumption Transaction, BCBSMo and the Foundation shall consummate the Charter Conversion Transaction as provided below in this Section 1.03.

          (a) Filing of Articles of Incorporation; Bylaws. BCBSMo shall, in accordance with Section 351.025.2 of The General and Business Corporation Law of Missouri (the "Missouri Corporate Law") and Section 354.065 of the Missouri Health Services Corporations law, take all action reasonably necessary to convert to a for-profit corporation governed by the Missouri Corporate Law including, without limitation, filing amended and restated Articles of Incorporation with the Missouri Secretary of State in substantially the form of that attached hereto as Exhibit C (the "New BCBSMo Articles"). The New BCBSMo Articles shall be the Articles of Incorporation of New BCBSMo until thereafter amended in accordance with applicable law. At the Charter Conversion Effective Time (as defined in Section 1.03(b) hereof), the Board of Directors of New BCBSMo, as designated in the New BCBSMo Articles (the "New BCBSMo Board"), shall adopt the Bylaws in substantially the form of that attached hereto as Exhibit D (the "New BCBSMo Bylaws"). The New BCBSMo Bylaws shall be the Bylaws of New BCBSMo until thereafter amended in accordance with applicable law.

          (b) Effective Time. The Charter Conversion Transaction shall become effective (the "Charter Conversion Effective Time") upon approval of all Regulatory Authorities having jurisdiction with respect to the Charter Conversion Transaction and on the date and at the time that BCBSMo files a certificate of acceptance of the Missouri Corporate Law with the Missouri Secretary of State and the Missouri Secretary of State accepts the New BCBSMo Articles for filing. BCBSMo shall use its best efforts to cause the Charter Conversion Effective Time to occur immediately after consummation of the Transfer and Assumption Transaction on the Closing Date.

          (c) Issuance of Stock. At the Charter Conversion Effective Time, New BCBSMo shall issue one (1) share of New BCBSMo Stock to the Foundation. The Foundation shall be the sole shareholder of New BCBSMo immediately after and following the Charter Conversion Effective Time.

          (d) Regulatory Approvals. BCBSMo shall file, or shall cause to be filed, all necessary applications, notices, agreements and other documents reasonably required to obtain the approval of the Association and all Regulatory Authorities having jurisdiction with respect to the Charter Conversion Transaction.

          (e) Directors and Officers. The persons who were serving as directors and officers of BCBSMo immediately prior to the Charter Conversion Effective Time shall resign as directors and officers of BCBSMo effective as of the Charter Conversion Effective Time. The New BCBSMo Board shall appoint the officers of New BCBSMo at the Charter Conversion Effective Time.

          (f) Consummation of Transaction. BCBSMo and the Foundation shall take all reasonable and lawful action and shall execute all documents, certificates and other papers as may be necessary or appropriate in order to effectuate the Charter Conversion Transaction in accordance with this Agreement and applicable law.

          (g) Tax Consequences. It is intended by the parties hereto that the Charter Conversion Transaction shall constitute a tax-free reorganization within the meaning of

Section 368(a)(1)(E) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     Section 1.04. Reincorporation Merger Transaction. On the Closing Date, immediately upon consummation of the Charter Conversion Transaction, New BCBSMo, New RIT and the Foundation shall consummate the Reincorporation Merger Transaction as provided below in this Section 1.04.

          (a) Structure of Merger. Subject to the terms and conditions of this Agreement, the Delaware General Corporation Law (the "Delaware Corporate Law") and the Missouri Corporate Law, New BCBSMo shall merge with and into New RIT. New BCBSMo shall be the merging corporation in the Reincorporation Merger Transaction and its corporate identity and existence, separate and apart from New RIT, shall cease to exist upon consummation of the Reincorporation Merger Transaction. New RIT shall be the surviving corporation resulting from the Reincorporation Merger Transaction and shall continue to be governed by the Delaware Corporate Law.

          (b) Effective Time. The Reincorporation Merger Transaction shall become effective (the "Reincorporation Merger Effective Time") on the date and time when the Certificate of Merger reflecting the Reincorporation Merger Transaction becomes effective with the Delaware Secretary of State. New BCBSMo and New RIT shall use their best efforts to cause the Reincorporation Merger Effective Time to occur immediately after the Charter Conversion Effective Time on the Closing Date.

          (c) Conversion of Shares. At the Reincorporation Merger Effective Time, by virtue of the Reincorporation Merger Transaction and without any action on the part of New BCBSMo, New RIT or the shareholder of either New RIT and New BCBSMo, (i) the one (1) share of New RIT Stock issued and outstanding immediately prior to the Reincorporation Merger Effective Time shall remain issued and outstanding and unaffected by the Reincorporation Merger Transaction; and (ii) the one (1) share of New BCBSMo Stock issued and outstanding immediately prior to the Reincorporation Merger Effective Time shall be cancelled and retired and all rights with respect thereto shall cease to exist without any conversion thereof.

          (d) Effects of Merger. The Reincorporation Merger Transaction shall have all of the effects provided for in this Agreement and under the Delaware Corporate Law and the Missouri Corporate Law. Without limiting the generality of the foregoing, and subject thereto, at the Reincorporation Merger Effective Time, all property, rights and powers and franchises of New BCBSMo and New RIT shall vest in New RIT, and all debts, liabilities and duties of New BCBSMo and New RIT shall become the debts, liabilities and duties of New RIT.

          (e) Regulatory Approvals. BCBSMo and New RIT shall file, or shall cause to be filed, all necessary applications, notices, agreements and other documents reasonably required to obtain the approval of the Association and all Regulatory Authorities having jurisdiction with respect to the Reincorporation Merger Transaction.

          (f) Certificate of Incorporation and Bylaws. No changes in the Certificate of Incorporation of New RIT, attached hereto as Exhibit F (the "New RIT Certificate of Incorporation"), or Bylaws of New RIT, attached hereto as Exhibit G (the "New RIT Bylaws"), shall be effected by the Reincorporation Merger Transaction.

          (g) Directors and Officers. At the Reincorporation Merger Effective Time, the of Directors of New RIT (the "New RIT Board") and the officers of New RIT shall be identical to the Board of Directors and officers of New RIT immediately prior to the Reincorporation Merger Effective Time, and each such director and officer shall hold his or her position until his or her resignation or removal or the election or appointment of his or her successor in the manner provided by the New RIT Certificate of Incorporation and the New RIT Bylaws and applicable law. The persons who were serving as directors and officers of New BCBSMo immediately prior to the Reincorporation Merger Effective Time shall resign as directors and officers of the New BCBSMo effective as of the Reincorporation Merger Effective Time.

          (h) Consummation of Transaction. Each of New BCBSMo, New RIT and the Foundation shall take all reasonable and lawful action and shall execute all documents, certificates and other papers as may be necessary or appropriate in order to effectuate the Reincorporation Merger Transaction in accordance with this Agreement. If, at any time after the Reincorporation Merger Transaction, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest New RIT with full right and title to and possession of all assets, property, rights, privileges, powers, liabilities, obligations and franchises of New BCBSMo, the responsible officers and directors of New RIT and New BCBSMo are fully authorized to take, and shall take, all such lawful and necessary action.

          (i) Tax Consequences. It is intended by the parties hereto that the Reincorporation Merger Transaction shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

          (j) Dissenters' Rights'. The Foundation, as the sole holder of New BCBSMo Stock and New RIT Stock immediately prior to the Reincorporation Merger Effective Time, shall not be entitled to dissent, and hereby waives any right it may have to dissent, from the Reincorporation Merger Transaction.

     Section 1.05. RIT/New RIT Merger Transaction. On the Closing Date, immediately upon consummation of the Reincorporation Merger Transaction, RIT, New RIT and the Foundation shall consummate the RIT/New RIT Merger Transaction as provided below in this Section 1.05.

          (a) Structure of Merger. Subject to the terms and conditions of this Agreement, the Delaware Corporate Law and the Missouri Corporate Law, RIT shall merge with and into New RIT. RIT shall be the merging corporation in the RIT/New RIT Merger Transaction and its corporate identity and existence, separate and apart from New RIT, shall cease to exist upon consummation of the RIT/New RIT Merger Transaction. New RIT shall be the surviving corporation resulting from the RIT/New RIT Merger Transaction and shall continue to be governed by the Delaware Corporate Law.

          (b) Effective Time. The RIT/New RIT Merger Transaction shall become effective (the "RIT/New RIT Merger Effective Time") on the date and time when the Certificate of Merger reflecting the RIT/New RIT Merger Transaction becomes effective with the Delaware Secretary of State. RIT and New RIT shall use their best efforts to cause the RIT/New RIT Merger Effective Time to occur immediately after the Reincorporation Merger Effective Time on the Closing Date.

          (c) Conversion of Shares. At the RIT/New RIT Merger Effective Time, by virtue of the RIT/New RIT Merger Transaction and without any action on the part of RIT, New RIT or the shareholders of either of RIT or New RIT, (i) each share of RIT Class A Stock issued and outstanding immediately prior to the RIT/New RIT Merger Effective Time (other than shares of RIT Class A Stock held in the treasury of RIT or by any direct or indirect subsidiary of RIT (as provided in Section 1.05(d) hereof) or shares the holders of which have duly exercised and perfected their dissenters' rights under the Missouri Corporate Law (as provided in Section 1.05(e) hereof) shall cease to be outstanding and shall be converted into the right to receive one (1) share of New RIT Stock (the "Public Exchange Ratio"); (ii) each share of RIT Class B Stock issued and outstanding immediately prior to the RIT/New RIT Merger

Effective Time shall cease to be outstanding and shall be cancelled and retired and all rights with respect thereto shall cease to exist without any conversion thereof; and (iii) the one (1) share of New RIT Stock issued and outstanding immediately prior to the RIT/New RIT Merger Effective Time shall cease to be outstanding and shall be converted into the right to receive a number of shares of New RIT Stock equal to the number of shares of RIT Class B Stock issued and outstanding immediately prior to the RIT/New RIT Merger Effective Time.

          (d) Treasury Shares. Each share, if any, of RIT Stock that is held as treasury stock of RIT or held by any direct or indirect subsidiary of RIT immediately prior to the RIT/New RIT Merger Effective Time shall, by virtue of the RIT/New RIT Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

          (e) Dissenters' Rights'. Holders of RIT Class A Stock shall be entitled to dissent from the RIT/New RIT Merger Transaction pursuant to the procedures set forth in the Missouri Corporate Law. Any shares of RIT Class A Stock held by a dissenting holder shall not be converted as described in Section 1.05(c) hereof but, from and after the RIT/New RIT Merger Effective Time, shall represent only the right to receive such consideration as may be determined to be due such dissenting holder pursuant to the Missouri Corporate Law. New RIT, as the holder of the RIT Class B Stock immediately prior to the RIT/New RIT Merger Effective Time, shall not be entitled to dissent, and hereby waives any rights it may have to dissent, from the RIT/New RIT Merger Agreement.

          (f) Effects of Merger. The RIT/New RIT Merger Transaction shall have all of the effects provided for in this Agreement and under the Delaware Corporate Law and the Missouri Corporate Law. Without limiting the generality of the foregoing, and subject thereto, at the RIT/New RIT Merger Effective Time, all of the property, rights, privileges, powers and franchises of RIT and New RIT shall vest in New RIT, and all debts, liabilities and duties of RIT and New RIT shall become the debts, liabilities and duties of New RIT and all debts, liabilities and duties owed by New RIT to RIT and by RIT to New RIT (including, without limitation, certain agreements listed in Exhibit E attached hereto, which shall be updated by RIT as of the Closing Date) shall terminate and be of no effect.

          (g) Regulatory Approvals. RIT and New RIT shall file, or shall cause to be filed, all necessary applications, notices, agreements and other documents reasonably required to obtain the approval of the Association and all Regulatory Authorities having jurisdiction with respect to the RIT/New RIT Merger Transaction.

          (h) Certificate of Incorporation and Bylaws. No changes in the New RIT Certificate of Incorporation or the New RIT Bylaws shall be affected by the RIT/New RIT Merger Transaction.

          (i) New RIT Directors and Officers. The directors of New RIT immediately upon consummation of the RIT/New RIT Merger Transaction shall be those persons designated by RIT and included on a list to be delivered by RIT to New RIT and the Foundation on or before the date that the Proxy Statement/Prospectus (as defined in Section 3.05 hereof) shall be mailed to the shareholders of RIT in connection with the RIT Shareholders' Meeting (as defined in Section 3.01(a) hereof), and such persons shall serve in such capacities for New RIT after the RIT/New RIT Merger Effective Time and until their resignation or removal or the election or appointment of their successors in the manner provided in the New RIT Certificate of Incorporation, the New RIT Bylaws and applicable law. The persons who were serving as officers of RIT immediately prior to the Reincorporation Merger Transaction shall serve in such capacities (retaining their respective positions and terms of office) for New RIT after the RIT/New RIT Effective Time and until their resignation or removal or the election or appointment of their successors in the manner provided in the New RIT Bylaws and applicable law. New

RIT shall have such additional officers as may be determined by the Board of Directors of New RIT after the RIT/New RIT Merger Effective Time. The persons who were serving as directors and officers of RIT and New RIT, respectively, immediately prior to the RIT/New RIT Merger Effective Time shall resign as directors and officers of RIT and New RIT, respectively, effective as of the RIT/New RIT Merger Effective Time.

          (j)  Exchange of Certificates.

               (1) Exchange Agent. As of the RIT/New RIT Merger Effective Time, New RIT shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by RIT (the "Exchange Agent"), in trust for the benefit of the holders of shares of RIT Class A Stock to be exchanged through the Exchange Agent in accordance with this Section 1.05, certificates (the "New RIT Certificates") evidencing the shares of New RIT Stock issuable in exchange for outstanding shares of RIT Class A Stock pursuant to Section 1.05(c) hereof.

               (2) Exchange Procedure for Public Shareholders. As soon as reasonably practicable after the RIT/New RIT Merger Effective Time, New RIT shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the RIT/New RIT Merger Effective Time evidenced outstanding shares of RIT Class A Stock (the "RIT Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the RIT Certificates shall pass, only upon proper delivery of the RIT Certificates to the Exchange Agent and shall be in such form and have such other provisions as RIT may reasonably specify), and (ii) instructions to effect the surrender of the RIT Certificates in exchange for New RIT Certificates. Upon surrender of a RIT Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such RIT Certificate shall be entitled to receive in exchange therefor New RIT Certificate(s) evidencing that number of shares of New RIT Stock which such holder has the right to receive in accordance with the Public Exchange Ratio in respect of the shares of RIT Class A Stock formerly evidenced by such RIT Certificate and the RIT Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of RIT Class A Stock to a person who is not registered in the transfer records of RIT as of the RIT/New RIT Merger Effective Time, New RIT Stock may be issued and paid in accordance with this Section 1.05(j) to a transferee of the registered shares if the RIT Certificate evidencing such shares of RIT Class A Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this
Section 1.05(j) and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each RIT Certificate that, prior to the RIT/New RIT Merger Effective Time, represented outstanding shares of RIT Class A Stock shall be deemed from and after the RIT/New RIT Merger Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of shares of New RIT Stock into which such shares shall have been so converted.

               (3) Exchange Procedure for Foundation. The Foundation authorizes and directs New RIT to issue directly to the trustee designated by the Voting Trust and Divestiture Agreement (as defined in Section 3.09 hereof) that number of shares of New RIT Stock issuable in exchange for the outstanding share of New RIT Stock pursuant to Section 1.05(c) hereof as is necessary to comply with
Section 2.01 of the Voting Trust and Divestiture Agreement, to be held in the voting trust established by the Voting Trust and Divestiture Agreement. New RIT shall issue to the Foundation a certificate or certificates representing the remaining shares of New RIT Stock issuable in exchange for the outstanding shares of New RIT Stock pursuant to Section 1.05(c) hereof.

               (4) Distributions With Respect to Unexchanged Shares. No dividends or other distributions, if any, declared or made after the RIT/New RIT Merger Effective Time with respect to New RIT Stock with a record date after the RIT/New RIT Merger Effective Time shall be paid to the holder of any unsurrendered RIT Certificate with respect to the shares of New RIT Stock such holder is entitled to receive pursuant to Section 1.05(c) hereof until the holder of such RIT Certificate shall surrender such RIT Certificate. Subject to applicable law, following surrender of any such RIT Certificate, there shall be paid to the record holder of New RIT Certificates representing shares of New RIT Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the RIT/New RIT Merger Effective Time theretofore paid with respect to such shares of New RIT Stock.

               (5) Transfers of Ownership. If any New RIT Certificate is to be issued in a name other than that in which the RIT Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the RIT Certificate so surrendered shall have been properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to New RIT, or any agent designated by it, any transfer or other taxes required by reason of the issuance of the New RIT Certificate in any name other than that of the registered holder of the RIT Certificate surrendered, or established to the satisfaction of New RIT, or any agent designated by it, that such tax has been paid or is not payable.

               (6) No Liability. Neither RIT nor New RIT shall be liable to any holder of shares of RIT Class A Stock or New RIT Stock for any RIT/New RIT Merger Transaction consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (7) Lost, Stolen or Destroyed Certificates. In the event that any RIT Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed RIT Certificate, upon the making of an affidavit of the fact by the holder thereof, such shares of New RIT Stock as may be required pursuant to Section 1.05(c); provided, however, that New RIT may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed RIT Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against New RIT or the Exchange Agent with respect to the RIT Certificate alleged to have been lost, stolen or destroyed.

          (k) Stock Transfer Books. At the RIT/New RIT Merger Effective Time, the stock transfer books of RIT shall be closed, and there shall be no further registration of transfers of shares of RIT Stock on the records of RIT.

          (l) Tax Consequences. It is intended by the parties hereto that the RIT/New RIT Merger Transaction shall constitute both (i) a tax free liquidation of a subsidiary under Sections 332 and 337 of the Code as to New RIT and RIT, and (ii) a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. The parties hereto hereby adopt this Agreement as (i) a plan of liquidation within the meaning of Section 332(b)(2) of the Code and Sections 1.332-2(a) and 1.332-6 of the United States Treasury Regulations, and (ii) a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

          (m) Consummation of Transaction. Each of RIT and New RIT shall take all reasonable and lawful action and shall execute all documents, certificates and other papers as may be necessary or appropriate in order to effectuate the RIT/New RIT Merger Transaction in accordance with this Agreement. If, at any time after the RIT/New RIT Merger Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest New RIT with full right and title to and possession of all assets, property, rights, privileges, powers, liabilities, obligations and franchises of RIT, the responsible officers and directors of New RIT and RIT are fully authorized to take, and shall take, all such lawful and necessary action.

     Section 1.06. Stock Options.

          (a) At the RIT/New RIT Merger Effective Time, each outstanding option (a "BCBSMo/RIT Stock Option") to purchase shares of RIT Class A Stock issued, granted or awarded pursuant to the RightCHOICE Managed Care, Inc. 1994 Incentive Plan, the RightCHOICE Managed Care, Inc. Nonemployee Directors' Stock Option Plan or the Blue Cross and Blue Shield of Missouri Stock Option Agreements, as the case may be (collectively, the "BCBSMo/RIT Stock Option Plans"), whether or not exercisable or vested, shall cease to represent a right to acquire shares of RIT Class A Stock and shall be converted automatically into an option to acquire, from and after the RIT/New RIT Effective Time, on the same terms and conditions as were applicable under such BCBSMo/RIT Stock Option, the number of shares of New RIT Stock as the holder of such BCBSMo/RIT Stock Option would have been entitled to receive pursuant to the RIT/New RIT Merger Transaction had such holder exercised such option in full immediately prior to the RIT/New RIT Merger Effective Time (determined by multiplying the aggregate number of shares of RIT Class A Stock covered by such BCBSMo/RIT Stock Option by the Public Exchange Ratio), at a price per share equal to the price per share under the BCBSMo/RIT Stock Option. New RIT shall acknowledge and assume, from and after the RIT/New RIT Merger Effective Time, all obligations of RIT and BCBSMo under the BCBSMo/RIT Stock Option Plans as provided in this Section 1.06.

          (b) As soon as practicable after the RIT/New RIT Merger Effective Time, New RIT shall deliver to each holder of a BCBSMo/RIT Stock Option appropriate notices setting forth such holders' rights with respect to such BCBSMo/RIT Stock Option, and the BCBSMo/RIT Stock Option Plans shall continue in effect on the same terms and conditions (subject to the conversion required by this Section 1.06 after giving effect to the RIT/New RIT Merger Transaction and the assumption by New RIT as provided herein). To the extent necessary to effectuate the provisions of this Section 1.06, New RIT shall deliver new or amended agreements reflecting the terms of each BCBSMo/RIT Stock Option assumed by New RIT and amend the BCBSMo/RIT Stock Option Plans to reflect the terms hereof.

          (c) As soon as practicable after the RIT/New RIT Merger Effective Time, New RIT shall file with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on an appropriate form with respect to the shares of New RIT Stock subject to such BCBSMo/RIT Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses with respect thereto) for so long as such BCBSMo/RIT Stock Options remain outstanding.

     Section 1.07. Closing; Closing Date. The closing (the "Closing") of the Reorganization shall take place at the offices of Lewis, Rice & Fingersh, L.C., 500 North Broadway, Suite 2000, St. Louis, Missouri as promptly as practicable (but in any event within five (5) days) after the last day upon which each of the conditions described in Article IV is satisfied or waived by the appropriate party (the "Closing Date").

                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

     Section 2.01. Disclosure Schedule; Standard.

          (a) Disclosure Schedule. BCBSMo has delivered to RIT, New RIT and the Foundation a confidential schedule (the "BCBSMo Disclosure Schedule"), executed by the parties hereto concurrently with the delivery and execution hereof, and RIT has delivered to BCBSMo, New RIT and the Foundation a confidential schedule (the "RIT Disclosure Schedule"), executed by the parties hereto concurrently with the delivery and execution hereof. The BCBSMo Disclosure Schedule and the RIT

Disclosure Schedule set forth, among other things, items the disclosure of which shall be necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article II; provided, that (a) no such item shall be required to be set forth in the BCBSMo Disclosure Schedule or the RIT Disclosure Schedule, as the case may be, as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 2.01(b) hereof, (b) the mere inclusion of an item in the BCBSMo Disclosure Schedule or the RIT Disclosure Schedule, as the case may be, as an exception to a representation or warranty shall not be deemed an admission by BCBSMo or RIT, as the case may be, that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 2.01(b) hereof), (c) any matter described in the public filings made by RIT with the SEC, the DOI or the Attorney General shall be deemed incorporated by reference in the RIT Disclosure Schedule, and (d) any matter described in the public filings made by BCBSMo with the DOI or the Attorney General shall be deemed incorporated by reference in the BCBSMo Disclosure Schedule.

          (b) Standard. No representation or warranty of BCBSMo or RIT contained in this Article II shall be deemed untrue or incorrect, and BCBSMo and RIT, as the case may be, shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Article II has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty. The term "Material Adverse Effect," as used herein, means, with respect to BCBSMo or RIT, any effect that is, or is reasonably expected to be, material and adverse to the financial position, results of operations or business of BCBSMo and its subsidiaries taken as a whole, or RIT and its subsidiaries taken as a whole, respectively; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in laws, regulations and rules of the United States and of the various states governing insurance company holding systems, health maintenance organizations, health care service plans, third party administrators, utilization review agents, preferred provider organizations and managed healthcare organizations and similar laws of general applicability or interpretations thereof by courts or Regulatory Authorities, and (ii) changes in generally accepted accounting principles or regulatory accounting requirements applicable to BCBSMo, RIT and their respective subsidiaries, and (iii) the Litigation and the other matters covered by the Settlement Agreement, and (iv) the litigation styled Blue Cross Blue Shield of Missouri v. Jeremiah W. "Jay" Nixon, No. CV197-1558CC, pending in the Circuit Court of Cole County, Missouri.

     Section 2.02. Representations and Warranties of RIT. Subject to Section
2.01 hereof and except as disclosed in any portion of the RIT Disclosure Schedule, RIT hereby makes the following representations and warranties with respect to itself and its subsidiaries:

          (a) Corporate Existence and Power. RIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has the corporate power to own all of its property and assets, incur all of its liabilities and to carry on its business as now being conducted and to consummate the transactions contemplated hereby.

          (b) Authorization; No Defaults. The RIT Board and the RIT Independent Committee each have, by all appropriate action, approved this Agreement and each of the other agreements contemplated hereby, described herein or attached hereto (collectively, the "Ancillary Agreements") to which RIT is or will be a party and authorized the execution hereof and thereof on RIT's behalf by its duly authorized officers and the performance by RIT of its obligations hereunder and thereunder. Except for the adoption and approval of this Agreement and the transactions contemplated herein by RIT's shareholders to the extent required by applicable law, NYSE rules and regulations and as described herein, no other corporate proceedings on the part of RIT are necessary to approve this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Nothing contained in the Articles of Incorporation, as amended, or Bylaws, as amended, of RIT or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject would prohibit or inhibit RIT from consummating this Agreement and the Ancillary Agreements to which it is or will be a party and the transactions contemplated herein and therein on the terms and conditions contained herein and therein. This Agreement has been duly and validly executed and delivered by RIT and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of RIT, enforceable against RIT in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) Capitalization. The authorized capital stock of RIT consists of 125,000,000 shares of RIT Class A Stock, 100,000,000 shares of RIT Class B Stock and 25,000,000 shares of preferred stock, par value $.01 per share (the "RIT Preferred Stock"). As of December 31, 1999, there were outstanding: (i) 3,710,653 shares of RIT Class A Stock; (ii) 14,962,500 shares of RIT Class B Stock; and (iii) no shares of RIT Preferred Stock. All outstanding shares of RIT Class A Stock and all outstanding shares of RIT Class B Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. As of December 31, 1999, RIT has outstanding stock options representing the right to acquire not more than 972,583 shares of RIT Class A Stock. Except for such stock options, there are no shares of capital stock or other equity securities of RIT outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of RIT Stock or RIT Preferred Stock or contracts, commitments, understandings or arrangements by which RIT is or may be obligated to issue additional shares of its RIT Stock or RIT Preferred Stock, and there are no outstanding stock appreciation, phantom stock or similar rights. All of the outstanding capital stock of, or other ownership interests in, each subsidiary of RIT is owned by RIT, directly or indirectly, free and clear of any material lien and free of any other material limitation or restriction on its rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities or equity interests of any subsidiaries of RIT.

          (d) Financial Information. The consolidated balance sheets of RIT and its subsidiaries as of December 31, 1998 and 1997, and related consolidated statements of income, changes in shareholders' equity and cash flows for the three (3) years ended December 31, 1998, together with the notes thereto, included in RIT's Annual Report on Form 10-K for the year ended December 31, 1998, as currently on file with the SEC, and the unaudited consolidated balance sheets of RIT and its subsidiaries as of March 31, 1999, June 30, 1999 and September 30, 1999, and the related unaudited consolidated income statements and statements of changes in shareholders' equity and cash flows for the three (3) months, six (6) months and nine (9) months, respectively, then ended included in RIT's Quarterly Reports on Form 10-Q for the quarters then ended, as currently on file with the SEC (the "RIT Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of RIT and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which shall be material).

          (e) Reports. Since January 1, 1996, RIT and each of its subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with the SEC, the NYSE and any other Regulatory Authority with jurisdiction over RIT or any of its subsidiaries, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The term "Regulatory Authority," as used herein, means any federal or state agency charged with the supervision or regulation of insurance companies, health maintenance organizations, healthcare services plans, third party administrators or managed health care organizations and any other court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to BCBSMo, RIT or any of their respective subsidiaries.

          (f) Absence of Changes. Since December 31, 1998, there has not been any change in the financial condition, the results of operations or the business of RIT and its subsidiaries which would have a Material Adverse Effect on RIT, except as disclosed by RIT since December 31, 1998, in its periodic reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (g) Undisclosed Liabilities. RIT and its subsidiaries do not have any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against RIT or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the RIT Financial Statements, and (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of RIT and its subsidiaries since the date of the September 30, 1999 balance sheet included in the RIT Financial Statements.

     Section 2.03. Representations and Warranties of BCBSMo. Subject to Section
2.01 hereof and except as disclosed in any portion of the BCBSMo Disclosure Schedule, BCBSMo hereby makes the following representations and warranties with respect to itself and its subsidiaries (other than RIT and its subsidiaries):

          (a) Authorization; No Defaults. The BCBSMo Board and the BCBSMo Independent Committee each have, by all appropriate action, approved this Agreement and each of the Ancillary Agreements to which BCBSMo is or will be a party and authorized the execution hereof and thereof on its behalf by its duly authorized officers and the performance by BCBSMo of its obligations hereunder and thereunder. No other corporate proceedings on the part of BCBSMo is necessary to approve this Agreement and the Ancillary Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Nothing contained in the Amended and Restated Articles of Incorporation or Bylaws, as amended, of BCBSMo or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it or any of its subsidiaries are bound or subject would prohibit or inhibit BCBSMo from consummating this Agreement and the Ancillary Agreements to which it is or will be a party and the transactions contemplated herein on the terms and conditions contained herein and therein. This Agreement has been duly and validly executed and delivered by BCBSMo and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of BCBSMo, enforceable against BCBSMo in accordance with its terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether enforcement is sough in a proceeding in equity or at law).

          (b) Capitalization. BCBSMo has no authorized capital stock, and no shares of BCBSMo capital stock are outstanding (until such time as the Charter Conversion Transaction shall have been consummated as provided herein).

          (c) Financial Information. The consolidated balance sheets of BCBSMo and its subsidiaries as of December 31, 1998 and 1997, and related consolidated statements of income for the three (3) years ended December 31, 1998, together with the notes thereto, as currently on file with the DOI, and the unaudited consolidated balance sheets of BCBSMo and its subsidiaries as of March 31, 1999, June 30, 1999, and September 30, 1999, and the related unaudited consolidated income statements for the three (3) months, six (6) months and nine (9) months, respectively, then ended, as currently on file with the DOI (together, the "BCBSMo Financial Statements"), have been prepared in accordance with regulatory accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations of BCBSMo and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which shall be material).

          (d) Reports. Since January 1, 1996, BCBSMo and each of its subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that it was required to file with any Regulatory Authority with jurisdiction over BCBSMo or any of its subsidiaries, and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied with the relevant statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) Absence of Changes. Since December 31, 1998, there has not been any change in the financial condition, the results of operations or the business of BCBSMo and its subsidiaries which would have a Material Adverse Effect on BCBSMo, except as disclosed by BCBSMo since December 31, 1998 in its periodic reports filed with the DOI.

          (f) Undisclosed Liabilities. BCBSMo and its subsidiaries do not have any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against BCBSMo or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the BCBSMo Financial Statements, and (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of BCBSMo and its subsidiaries since the date of the September 30, 1999 balance sheet included in the BCBSMo Financial Statements.

     Section 2.04. Representations and Warranties of New RIT. New RIT hereby makes the following representations and warranties:

          (a) Corporate Existence and Power. New RIT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own all of its property and assets, incur all of its liabilities and to carry on its business as now being conducted and to consummate the transactions contemplated hereby.

          (b) Authorization; No Defaults. The Board of Directors of New RIT has, by all appropriate action, approved this Agreement and each of the Ancillary Agreements to which New RIT is or will be a party and authorized the execution hereof and thereof on New RIT's behalf by its duly authorized officers and the performance by New RIT of its obligations hereunder and thereunder. Except for the adoption and approval of this Agreement and the transactions contemplated herein by the shareholders of New RIT (which the Foundation, as the sole shareholder, shall do pursuant to Section 3.04(b)), no other corporate proceedings on the part of New RIT are necessary to approve this Agreement and the Ancillary Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Nothing contained in the New RIT Certificate of Incorporation or the New RIT Bylaws, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it is bound or subject would prohibit or inhibit New RIT from consummating this Agreement and the Ancillary Agreements to which it is or will be a party and the transactions contemplated herein on the terms and conditions contained herein and therein. This Agreement has been duly and validly executed and delivered by New RIT and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of New RIT, enforceable against New RIT in accordance with its respective terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) Capitalization. The authorized capital stock of New RIT consists of 225,000,000 shares of New RIT Stock and 25,000,000 shares of preferred stock, par value $.01 per share. As of the date hereof, one (1) share of New RIT Stock is issued and outstanding and owned beneficially and of record by the Foundation. The outstanding share of New RIT Stock has been duly authorized and validly issued and is fully paid and nonassessable and free from any preemptive rights. There are no shares of capital stock or other equity securities of New RIT outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments or any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of New RIT Stock and, except as set forth herein, no contracts, commitments, understandings or arrangements by which New RIT is or may be obligated to issue additional shares of its New RIT Stock, and there are no outstanding stock appreciation, phantom stock or similar rights.

     Section 2.05. Representations and Warranties of the Foundation. The Foundation hereby makes the following representations and warranties:

          (a) Corporate Existence and Power. The Foundation is a non-profit public benefit corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has the corporate power to own all of its property and assets, incur all of its liabilities and to carry on its business as now conducted, and as contemplated by this Agreement, and to consummate the transactions contemplated hereby.

          (b) Authorization; No Defaults. The Board of Directors of the Foundation has, by all appropriate action, approved this Agreement and each of the Ancillary Agreements to which the Foundation is or will be a party and authorized the execution hereof and thereof on the Foundation's behalf by its duly authorized officers and the performance by the Foundation of its obligations hereunder. No other corporate proceedings on the part of the Foundation are necessary to approve this Agreement and the Ancillary Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. Nothing contained in the Articles of Incorporation or Bylaws of the

Foundation, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it is bound or subject would prohibit or inhibit the Foundation from consummating this Agreement and the Ancillary Agreements to which it is or will be a party and the transactions contemplated herein and therein on the terms and conditions contained herein and therein. This Agreement has been duly and validly executed and delivered by the Foundation and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Foundation, enforceable against the Foundation in accordance with its respective terms, except that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                                  ARTICLE III
                                   COVENANTS

     Section 3.01. Pre-Closing Covenants of RIT. From the date hereof until the earlier to occur of the RIT/New RIT Merger Effective Time or the termination of this Agreement, RIT hereby agrees as follows:

          (a) Submission to Shareholders. RIT shall cause to be duly called and held, on a date selected by RIT as soon as reasonably practicable after the date hereof, a special meeting of its shareholders (the "RIT Shareholders' Meeting") for submission of this Agreement and the RIT/New RIT Merger Transaction for approval of such RIT shareholders as required by the Missouri Corporate Law; provided, however, that anything in the Missouri Corporate Law or the Articles of Incorporation, as amended, of RIT to the contrary notwithstanding, the adoption and approval of this Agreement and the RIT/New RIT Merger Transaction shall require (i) the affirmative vote of the holders of two-thirds of the issued and outstanding shares of the RIT Stock and (ii) the affirmative vote of the holders of a majority of the issued and outstanding shares of the RIT Class A Stock (excluding for these purposes any shares of RIT Class A Stock owned by BCBSMo or by any executive officer or director of BCBSMo or RIT), voting as a class separate and apart from the RIT Class B Stock. In connection with the RIT Shareholders' Meeting, RIT shall prepare and file a Proxy Statement/Prospectus with the SEC and mail it to its shareholders, and the RIT Board (subject to compliance with its fiduciary duties as advised by counsel) and the RIT Independent Committee (subject to compliance with its fiduciary duties as advised by counsel) shall recommend to the RIT shareholders the approval of this Agreement and the RIT/New RIT Merger Transaction contemplated by this Agreement and use their best efforts to obtain such shareholder approval.

          (b) Consummation of Reorganization. RIT shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled hereunder and shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to effect the Reorganization and the other transactions contemplated hereby in accordance with the terms and provisions hereof. RIT shall not take any action that would prevent consummation of the Reorganization.

          (c) Consents and Approvals. RIT shall use its best efforts to obtain all necessary consents, waivers, approvals, authorizations and orders with respect to all interests of RIT and its subsidiaries in the Marks and in any other material agreements, leases, licenses, contracts, instruments and rights which require the consent of another person (including, without limitation, the Association and the Bank Approvals (as defined in Section 4.03(k) hereof)) for their transfer or assumption pursuant to the Reorganization.

     Section 3.02. Pre-Closing Covenants of BCBSMo. From the date hereof until the earlier to occur of the RIT/New RIT Merger Effective Time or the termination of this Agreement, BCBSMo hereby agrees as follows:

          (a) Agreement to Vote in Favor. BCBSMo shall vote all of the shares of RIT Stock that it owns of record and beneficially in favor of this Agreement and the RIT/New RIT Merger Transaction at the RIT Shareholders' Meeting (and any postponements, adjournments or continuations thereof) and against approval of any proposal made in opposition to, or in competition with or contravention of, such transactions.

          (b) Consummation of Reorganization. BCBSMo shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled hereunder and shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to effect the Reorganization and the other transactions contemplated hereby in accordance with the terms and provisions hereof. BCBSMo shall not take any action that would prevent consummation of the Reorganization.

          (c) Consents and Approvals. BCBSMo shall use its best efforts to obtain all necessary consents, waivers, approvals, authorizations and orders with respect to all interests of BCBSMo and its subsidiaries in the Marks and in any other material agreements, leases, licenses, contracts, instruments and rights which require the consent of another person (including, without limitation, the Association) for their transfer or assumption pursuant to the Reorganization.

     Section 3.03. Pre-Closing Covenants of New RIT. From the date hereof until the earlier to occur of the RIT/New RIT Merger Effective Time or the termination of this Agreement, New RIT hereby agrees as follows:

          (a) Other Actions. New RIT shall not take any action unless such action is expressly permitted by this Agreement.

          (b) Consummation of Reorganization. New RIT shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled hereunder and shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to effect the Reorganization and the other transactions contemplated hereby in accordance with the terms and provisions hereof. New RIT shall not take any action that would prevent consummation of the Reorganization.

          (c) Plans of Merger. At the request of BCBSMo, New RIT shall enter into a separate plan of merger reflecting the terms of the Reincorporation Merger Transaction, and, at the request of RIT, New RIT shall enter into a separate plan of merger reflecting the terms of the RIT/New RIT Merger Transaction, for purposes of satisfying any requirement of the Missouri Corporate Law or the Delaware Corporate Law.

     Section 3.04. Pre-Closing Covenants of Foundation. From the date hereof until the earlier to occur of the RIT/New RIT Merger Effective Time or the termination of this Agreement, the Foundation hereby agrees as follows:

          (a) No Sale or Transfer. Except as contemplated hereby, the Foundation shall not sell, transfer, pledge, encumber, or otherwise affect its ownership in, or rights with respect to, the New BCBSMo Stock to be received by it upon consummation of the Charter Conversion Transaction or the New RIT Stock.

          (b)  Agreements to Vote in Favor.

               (1) Reincorporation Merger Transaction. The Foundation, as the sole shareholder of New BCBSMo upon consummation of the Charter Conversion Transaction and the sole shareholder of New RIT, shall take all actions necessary under applicable law to approve this Agreement and the Reincorporation Merger Transaction by, among other things, adopting the stockholder resolutions substantially in the form attached hereto as Exhibit H (together, the "Foundation Reincorporation Merger Resolution") and shall vote against approval of any proposal made in opposition to, or in competition with or contravention of, such transaction.

               (2) RIT/New RIT Merger Transaction. The Foundation, as the sole stockholder of New RIT upon consummation of the Reincorporation Merger Transaction, shall take all actions necessary under applicable law to approve this Agreement and the RIT/New RIT Merger Transaction by, among other things, adopting the stockholder resolution substantially in the form attached hereto as
Exhibit I (the "Foundation RIT/New RIT Merger Resolution") and shall vote against approval of any proposal made in opposition to, or in competition with or contravention of, such transaction.

          (c) Consummation of Reorganization. The Foundation shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled hereunder and shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to effect the Reorganization and the other transactions contemplated hereby in accordance with the terms and provisions hereof. The Foundation shall not take any action that would prevent consummation of the Reorganization.

          (d) Tax Opinion. In the event that the Foundation shall not receive the opinions of PricewaterhouseCoopers LLP as provided in Section 4.05(g) hereof, the Foundation shall use its best efforts to obtain the opinion of such other tax professionals as are selected by the Foundation and reasonably acceptable to RIT with respect to the matters described in Section 4.05(g) hereof.

     Section 3.05. Proxy Statement/Prospectus; Registration Statement. As soon as reasonably practicable after the date hereof, RIT, BCBSMo and New RIT shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of RIT and the Prospectus of New RIT with respect to the shares of New RIT Stock to be issued in connection with the RIT/New RIT Merger Transaction (the "Proxy Statement/Prospectus"). As soon as practicable after comments are received from the SEC thereon, New RIT shall file (with the assistance of RIT and BCBSMo) with the SEC a Registration Statement on Form S-4 (or on such other form as shall be appropriate) (the "Registration Statement") which shall include the Proxy Statement/Prospectus as a part thereof, and New RIT, RIT and BCBSMo shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. RIT and BCBSMo shall each furnish all information about it required to be included in the Proxy Statement/Prospectus and the Registration Statement. New RIT also shall file any other documents or registration statements necessary under the Securities Act, the Exchange Act, state securities and "blue sky" statutes and the rules of the NYSE to consummate the transactions contemplated hereby and cause the New RIT Stock to be listed for trading on the NYSE as of the RIT/New RIT Merger Effective Time.

     Section 3.06. Public Announcements. RIT, BCBSMo, New RIT and the Foundation shall consult with each other before issuing any press release or other public statement or announcement with respect to this Agreement or the Reorganization and shall not issue any such press release or make any such public statement or announcement without the prior consent of the others as to the content thereof, which consent shall not be unreasonably withheld; provided, however, that any one of such parties may, without the prior consent of the others, issue such press release or make such public statement as may upon the advice of counsel be required by law or the NYSE if it has used all reasonable efforts to consult with the others.

     Section 3.07. Registration Rights Agreement. On or before the Closing Date, each of New RIT and the Foundation shall execute and deliver to the other that certain Registration Rights Agreement substantially in the form of that attached hereto as Exhibit J (the "Registration Rights Agreement"). The Registration Rights Agreement shall become effective at the RIT/New RIT Merger Effective Time.

     Section 3.08. Indemnification Agreement. On or before the Closing Date, each of New RIT and the Foundation shall execute and deliver to the other that certain Indemnification Agreement substantially in the form of that attached hereto as Exhibit K (the "Indemnification Agreement"). The Indemnification Agreement shall become effective at the RIT/New RIT Merger Effective Time.

     Section 3.09. Voting Trust and Divestiture Agreement. On or before the Closing Date, each of New RIT and the Foundation shall execute and deliver that certain Voting Trust and Divestiture Agreement substantially in the form of that attached hereto as Exhibit L (the "Voting Trust and Divestiture Agreement"). The Voting Trust and Divestiture Agreement shall become effective at the RIT/New RIT Merger Effective Time.

     Section 3.10. Public Offering. The Foundation shall, at the request of RIT, take all actions necessary to consummate, pursuant to the terms and conditions of a Demand Registration (as such term is defined in the Registration Rights Agreement), an underwritten public offering of New RIT Stock owned by the Foundation on such date on or within six (6) months following the Closing Date as the parties shall mutually select. The number of shares of New RIT Stock to be included in such offering, and the other terms and provisions of such offering, shall be as mutually agreed upon by RIT and the Foundation.

     Section 3.11. Indemnification and Insurance.

          (a) For the applicable statute of limitations period, New RIT shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of RIT and BCBSMo and their respective subsidiaries (each, an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the RIT/New RIT Merger Effective Time (including, without limitation, the transactions contemplated by this Agreement and the Ancillary Agreements) to the full extent provided under the articles of incorporation, bylaws and indemnification agreements of RIT and BCBSMo, including provisions relating to advancement of expenses incurred in the defense of any action or suit; provided, however, that new RIT shall have no obligation to indemnify, defend or hold harmless any present or former officer, director, employee or agent of BCBSMo against any losses, expenses, claims, damages or liabilities against which the Foundation has agreed to provide indemnity pursuant to the Indemnification Agreement.

          (b) For a period of six (6) years after the RIT/New RIT Merger Effective Time, New RIT shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by BCBSMo and RIT (provided that New RIT may substitute therefor policies of comparable coverage from companies reasonably acceptable to the Foundation with respect to claims arising from facts or events which occurred before the RIT/New RIT Merger Effective Time). All such policies shall require the insurer to provide the Foundation with thirty (30) days prior written notice of cancellation, and the Foundation shall have the right, but not the obligation, to pay the premiums on such policies if New RIT should fail to pay such premiums.

          (c) This Section 3.11 shall survive any termination of this Agreement and the consummation of the RIT/New RIT Merger Transaction at the RIT/New RIT Merger Effective Time, and is intended to benefit the Indemnified Parties, and shall be binding on all successors and assigns of New RIT and shall be enforceable by the Indemnified Parties.

     Section 3.12. Accountants' Letters'. Each of RIT and BCBSMo shall use its reasonable best efforts to cause to be delivered to the other party, and to the directors and officers who sign the Registration Statement, a letter of the independent auditors for each, dated (i) the date on which the Registration Statement shall become effective, and (ii) a date shortly prior to the Closing Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

     Section 3.13. Foundation Governance. For so long as the Voting Trust and Divestiture Agreement shall be in effect, the Foundation shall not take any action to change, amend, repeal or replace any provision of the Articles of Incorporation, Bylaws or other charter documents of the Foundation pertaining to the governance of the Foundation if such change would increase the influence or control of any governmental authority or its agents over the governance of the Foundation over the level of influence and control provided in the Articles of Incorporation and Bylaws of the Foundation on the date hereof.

     Section 3.14. Due Diligence. The Foundation shall be entitled during the period beginning on the date that this Agreement is signed by all parties hereto and ending fifteen (15) days prior to the Closing Date to conduct a reasonable due diligence investigation of BCBSMo and RIT for the purpose of verifying the accuracy of the representations and warranties of BCBSMo and RIT set forth herein provided that such due diligence shall be conducted during normal business hours with minimal disruption to the business operations of BCBSMo and RIT.

     Section 3.15. Payment to Foundation. Immediately following the Closing, New RIT shall pay One Hundred Seventy-Five Thousand Dollars ($175,000) to the Foundation in partial satisfaction of any obligation of BCBSMo under Section
355.621 of The General and Business Corporation Law of Missouri resulting from the Charter Conversion Transaction.

                                  ARTICLE IV
                    CONDITIONS PRECEDENT TO REORGANIZATION

     Section 4.01. Conditions to Reorganization. The respective obligations of the parties hereto to effect the Reorganization shall be subject to the satisfaction (or, where permissible, waiver) of each of the following conditions:

          (a) Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Reorganization shall be in effect, nor shall any proceeding by any Regulatory Authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Reorganization which makes the consummation of the Reorganization illegal;

          (b) Regulatory and Shareholder Approvals. All necessary regulatory approvals, consents, authorizations and other approvals, including any approval required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the requisite approval of this Agreement and the Reorganization by the shareholders of New BCBSMo, New RIT and RIT (including the shareholders of RIT pursuant to Section 3.01(a) and the Foundation pursuant to the Foundation Reincorporation Merger Resolution and the Foundation RIT/New RIT Merger Resolution), required by law or the NYSE for consummation of the Reorganization shall have been obtained and all waiting periods required by law shall have expired; provided, however, that nothing in this Section 4.01(b) shall affect the obligations of the Foundation to vote in favor of and approve the Reincorporation Merger Transaction and the RIT/New RIT Merger Transaction as required under Section 3.04(b) hereof;

          (c) Effective Registration Statement. The Registration Statement shall be effective under the Securities Act, and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC or any state securities agency;

          (d) Tax Determination. The Foundation shall have received a determination letter from the Internal Revenue Service that it is a tax exempt entity under Section 501(c)(4) of the Code;

          (e) NYSE Listing. The shares of New RIT Stock issuable pursuant to the RIT/New RIT Merger Transaction shall have been approved for listing on the NYSE, subject to official notice of issuance; and

          (f) Resolution of Sarkis Litigation. Each party hereto shall be satisfied, in its sole and absolute discretion, with the final resolution of the lawsuit styled Anthony Sarkis and James Hacking on behalf of themselves and all others similarly situated v. Roy R. Heimburger, et al., No. 962-00938 in the Circuit Court of the City of St. Louis, Missouri, currently pending in the Circuit Court for the City of St. Louis, Missouri.

     Section 4.02. Conditions to Obligations of BCBSMo. The obligation of BCBSMo to effect the Reorganization shall be subject to the satisfaction or waiver by BCBSMo of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by RIT, New RIT and the Foundation in this Agreement shall be true and correct (subject to the standard in Section 2.01 hereof) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any such representations and warranties made only as of a specified date which shall be true and correct (subject to the standard in Section 2.01 hereof) as of such date);

          (b) Compliance with Agreements. RIT, New RIT and the Foundation shall have performed and complied in all material respects with all of their respective obligations and agreements required to be performed on or prior to the Closing Date under this Agreement;

          (c) Delivery of Documents. BCBSMo shall have received all documents required to be received from RIT, New RIT and the Foundation on or prior to the Closing Date (including, without limitation, the Ancillary Agreements), all in form and substance reasonably satisfactory to BCBSMo;

          (d) Other Consents. There shall have been obtained all other consents and approvals of governmental authorities and private parties required under law or contract except where the failure to have obtained such consents and approvals would not have a Material Adverse Effect on RIT or would not be material and adverse to the financial position, results of operations or business of New RIT or the Foundation;

          (e) Comfort Letter. BCBSMo shall have received the letter referred to in Section 3.12 hereof from its independent auditor;

          (f) Favorable Ruling. BCBSMo (or the appropriate party) shall have received a private letter ruling (the "Favorable Ruling") from the Internal Revenue Service that (i) gain or loss will not be recognized by BCBSMo, RIT, HALIC, New RIT, the Foundation or the public shareholders of both RIT and New RIT for federal income tax purposes pursuant to the Transfer and Assumption Transaction; (ii) the Charter Conversion Transaction will constitute a reorganization under Section 368(a) of the Code and will not result in the recognition of gain or loss by BCBSMo, New BCBSMo or the Foundation for federal income tax purposes, (iii) the Reincorporation Merger Transaction will qualify as a reorganization under Section 368(a)(1)(F) of the Code and no gain or loss will be recognized by New BCBSMo or New RIT for federal income tax purposes, (iv) the RIT/New RIT Merger Transaction will be both a liquidation under Sections 332 and 337 of the Code and a reorganization under
Section 368(a)(1)(A) of the Code and no gain or loss will be recognized by RIT, New RIT, the shareholders of both RIT and New RIT, or the Foundation for federal income tax purposes, and (v) no gain will be recognized by BCBSMo, New BCBSMo, RIT, New RIT, the shareholders of any of the foregoing entities, or the Foundation under Section 337(b)(2) or (d) of the Code ((i)-(v), each a "Favorable Ruling Matter"), and the Favorable Ruling shall not have been revoked, withdrawn, amended or modified (in whole or in part) and there shall have been no change in applicable law (including, without limitation, the Code, judicial decisions, administrative regulations and published rulings) with regard to matters covered by the Favorable Ruling; provided, however, that in the event that the Internal Revenue Service shall fail to include in the Favorable Ruling any or all Favorable Ruling Matters for any reason (including but not limited to no request for a private letter ruling is made or, if made, the request is withdrawn in whole or in part, or the Internal Revenue Service refuses to rule with respect to any Favorable Ruling Matter), the Favorable Ruling Matter(s) not so included shall nonetheless be deemed to be included in a Favorable Ruling for purposes of satisfying this condition provided that BCBSMo shall have received the opinions provided in Section 4.02(g) hereof on such excluded Favorable Ruling Matter(s) in form and substance reasonably acceptable to BCBSMo;

          (g) Tax Opinions. BCBSMo shall have received opinions of PricewaterhouseCoopers LLP that (i) gain or loss will not be recognized by BCBSMo, RIT, HALIC, New RIT, the Foundation or the public shareholders of both RIT and New RIT for federal income tax purposes pursuant to the Transfer and Assumption Transaction, except that BCBSMo could recognize gain to the extent its basis in any assets transferred differs from the fair market value; (ii) the Charter Conversion Transaction should be treated as a recapitalization under
Section 368(a)(1)(E) of the Code, should not result in the recognition of gain or loss by the Foundation, and will not result in the recognition of gain or loss by BCBSMo or New BCBSMo for federal income tax purposes, (iii) the Reincorporation Merger Transaction will qualify as a reorganization under
Section 368(a) of the Code and no gain or loss will be recognized by New BCBSMo, New RIT or the Foundation for federal income tax purposes, (iv) the RIT/New RIT Merger transaction will be both a liquidation under Sections 332 and 337 of the Code and a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by RIT, New RIT, the shareholders of both RIT and New RIT or the Foundation for federal income tax purposes, and (v) no gain will be recognized by BCBSMo, New BCBSMo, RIT, New RIT, the shareholders of any of the foregoing entities, or the Foundation under Section 337(b)(2) or (d) of the Code. Such opinions shall be in form and substance reasonably satisfactory to BCBSMo and may be based upon reasonable assumptions and standard representations;

          (h) BCBSMo Board Legal Opinion . The Board of Directors of BCBSMo shall have received, on or before the Closing Date, in form and substance reasonably satisfactory to such Board, the reaffirmation of the opinion of Greensfelder, Hemker & Gale, P.C. dated January 6, 2000, to the effect that (i) authorization and approval of the Reorganization by the Board of Directors of BCBSMo is consistent with its fiduciary duties, (ii) the Reorganization complies with the General Not For Profit Corporation Act of Missouri, and (iii) the Indemnification Agreement, when duly executed and delivered by the Foundation and New RIT, will be the valid and binding obligation of the Foundation enforceable against the Foundation in accordance with its terms;

          (i) Resolution of Pending Litigation. All of the pending litigation described in paragraph 2 of the Settlement Agreement shall have been disposed of by all parties thereto as required under paragraph 7 thereof; and

          (j) Legal Opinions. BCBSMo shall have received, addressed to BCBSMo and in form and substance reasonably satisfactory to BCBSMo (with such qualifications and assumptions as are customary and reasonable), (i) the opinion of counsel for RIT, dated as of the Closing Date, to the effect that all corporate acts and proceedings required to be taken by RIT to authorize the execution, delivery and performance of this Agreement, and the Ancillary Agreements to which RIT is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and properly taken and performed (the "RIT Legal Opinion"); (ii) the opinion of counsel for New RIT, dated as of the Closing Date, to the effect that (a) all corporate acts and proceedings required to be taken by New RIT to authorize the execution, delivery and performance of this Agreement, and the Ancillary Agreements to which New RIT is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and properly taken and performed, and (b) the shares of New RIT Stock to be issued in the RIT/New RIT Merger Transaction, when issued in exchange for RIT Stock as provided herein, will be duly and validly authorized and issued and will be fully paid and nonassessable (the "New RIT Legal Opinion"); (iii) the opinion of counsel for the Foundation, dated as of the Closing Date, to the effect that all corporate acts and proceedings required to be taken by the Foundation to authorize the execution, delivery and performance of this Agreement, and the Ancillary Agreements to which the Foundation is a party, and the consummation of the transaction contemplated hereby and thereby, have been duly and properly taken and performed (the "Foundation Legal Opinion"); and (iv) the opinion of counsel for the Foundation to the effect that the Foundation will receive the shares of New RIT Stock to be issued in the RIT/New RIT Merger Transaction free and clear of claims that have been asserted or may in the future be asserted arising out of or relating to the Reorganization and arising out of or relating to either the status of BCBSMo as a mutual or public benefit corporation under Missouri law or the ownership, beneficial ownership, or rights to the assets, surplus or equity of BCBSMo or any subsidiary or affiliate of BCBSMo (the "Foundation Litigation Legal Opinion"); and

          (k) Confirmation From Attorney General and DOI. BCBSMo shall have received written notice from the Attorney General and DOI that the Sarkis litigation condition precedent in Section 4.01(f) and the legal opinion condition precedent in Section 4.05(h)(iii) have both either been satisfied or waived.

     Section 4.03. Conditions to Obligations of RIT. The obligations of RIT to effect the Reorganization shall be subject to the satisfaction or waiver by RIT of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by BCBSMo, New RIT and the Foundation in this Agreement shall be true and correct (subject to the standard in Section 2.01 hereof) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any such representations and warranties made only as of a specified date which shall be true and correct (subject to the standard in Section 2.01 hereof) as of such date);

          (b) Compliance with Agreements. BCBSMo, New RIT and the Foundation shall have performed and complied in all material respects with all of their respective obligations and agreements required to be performed on or prior to the Closing Date under this Agreement;

          (c) Delivery of Documents. RIT shall have received all documents required to be received from BCBSMo, New RIT and the Foundation on or prior to the Closing Date (including, without limitation, the Ancillary Agreements), all in form and substance reasonably satisfactory to RIT;

          (d) Other Consents. There shall have been obtained all other consents and approvals of governmental authorities and private parties required under law or contract except where the failure to have obtained such consents and approvals would not have a Material Adverse Effect on RIT or would not be material and adverse to the financial position, results of operations or business of New RIT or the Foundation;

          (e)  Comfort Letter. RIT shall have received the letter referred to in
Section 3.12 from its independent auditor;

          (f) Favorable Ruling. RIT shall have received a copy of the Favorable Ruling obtained pursuant to Section 4.02(f) hereof, and the Favorable Ruling shall not have been revoked, withdrawn, amended or modified (in whole or in part) and there shall have been no change in applicable law (including, without limitation, the Code, judicial decisions, administrative regulations and published rulings) with regard to matters covered by the Favorable Ruling; provided, however, that in the event that the Internal Revenue Service shall fail to include in the Favorable Ruling any or all Favorable Ruling Matters for any reason (including but not limited to no request for a private letter ruling is made or, if made, the request is withdrawn in whole or in part, or the Internal revenue Service refuses to rule with respect to any Favorable Ruling Matter), the Favorable Ruling Matter(s) not so included shall nonetheless be deemed to be included in the Favorable Ruling for purposes of satisfying this condition provided that RIT shall have received the opinions provided in Section 4.03(g) hereof on such excluded Favorable Ruling Matter(s) in form and substance reasonably acceptable to RIT;

          (g) Tax Opinions. RIT shall have received opinions of PricewaterhouseCoopers LLP that (i) gain or loss will not be recognized by BCBSMo, RIT, HALIC, New RIT, the Foundation or the public shareholders of both RIT and New RIT for federal income tax purposes, pursuant to the Transfer and Assumption Transaction, except that BCBSMo could recognize gain to the extent its basis in any assets transferred differs from the fair market value; (ii) the Charter Conversion Transaction should be treated as a recapitalization under
Section 368(a)(1)(E) of the Code, should not result in the recognition of gain or loss by the Foundation, and will not result in the recognition of gain or loss by BCBSMo or New BCBSMo for federal income tax purposes, (iii) the Reincorporation Merger Transaction will qualify as a reorganization under
Section 368(a) of the Code and no gain or loss will be recognized by New BCBSMo, New RIT or the Foundation for federal income tax purposes, (iv) the RIT/New RIT Merger transaction will be both a liquidation under Sections 332 and 337 of the Code and a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by RIT, New RIT, the shareholders of both RIT and New RIT or the Foundation for federal income tax purposes, and (v) no gain will be recognized by BCBSMo, New BCBSMo, RIT, New RIT, the shareholders of any of the foregoing entities, or the Foundation under Section 337(b)(2) or (d) of the Code. Such opinions shall be in form and substance reasonably satisfactory to RIT and may be based upon reasonable assumptions and standard representations;

          (h) Association Approval. RIT and all of its controlled affiliates that presently have license agreements with the Association shall have entered into new license agreements with the Association, acceptable to RIT, in its sole discretion, providing for the use by New RIT and the same controlled affiliates of the Marks on terms no less favorable to New RIT and such controlled affiliates (including terms relating to termination and the payment of royalties, other than terms arising out of the for-profit status of New RIT, which status does not affect the rate of dues or royalties payable) than the license agreements in effect on the date hereof (the "Existing Licenses"), and only subject to the conditions to which the Existing Licenses are subject (other than conditions arising out of the for-profit status of New RIT acceptable to
RIT);

          (i) Opinion of Financial Advisor to RIT. RIT shall have received the opinion of RIT's financial advisor, dated the date of this Agreement, as to the fairness, from a financial point of view, of the Public Exchange Ratio to the holders of RIT Class A Stock, and such opinion shall not have been withdrawn or adversely modified in any material respect as of the date of the mailing of the Proxy Statement/Prospectus to the shareholders of RIT in connection with the RIT Shareholders' Meeting;

          (j) Confirmation From Attorney General and DOI. RIT shall have received written notice from the Attorney General and DOI that the Sarkis litigation condition precedent in Section 4.01(f) and the legal opinion condition precedent in Section 4.05(h)(iii) have both either been satisfied or waived.

          (k) Bank Approval. RIT shall have received all necessary consents or approvals of any financial institution under any credit facility or other financing agreement between such financial institution and RIT to the extent that the transactions contemplated by this Agreement require the consent or approval of such financial institution (the "Bank Approvals"); and

          (l) Legal Opinions. RIT shall have received, addressed to RIT and in form and substance reasonably satisfactory to RIT (with such qualifications and assumptions as are customary and reasonable), (i) the opinion of counsel for BCBSMo, dated as of the Closing Date, to the effect that all corporate acts and proceedings required to be taken by BCBSMo to authorize the execution, delivery and performance of this Agreement, and the Ancillary Agreements to which BCBSMo is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and properly taken and performed (the "BCBSMo Legal Opinion"); (ii) the New RIT Legal Opinion; (iii) the Foundation Legal Opinion; and (iv) the Foundation Litigation Legal Opinion.

     Section 4.04. Conditions to Obligations of New RIT . The respective obligations of New RIT to effect the Reorganization shall be subject to the satisfaction or waiver by New RIT of each of the following conditions:

               (a) Representations and Warranties. The representations and warranties made by RIT, BCBSMo and the Foundation in this Agreement shall be true and correct (subject to the standard in Section 2.01 hereof) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any such representations and warranties made only as of a specified date which shall be true and correct (subject to the standard in Section 2.01 hereof) as of such date);

          (b) Compliance with Agreements. RIT, BCBSMo and the Foundation shall have performed and complied in all material respects with all of their respective obligations and agreements required to be performed on or prior to the Closing Date under this Agreement;

          (c) Delivery of Documents. New RIT shall have received all documents required to be received from BCBSMo, RIT and the Foundation on or prior to the Closing Date (including, without limitation, the Ancillary Agreements), all in form and substance reasonably satisfactory to New RIT; and

          (d) Comfort Letter. New RIT shall have received copies of the letters referred to in Section 3.12.

          (e) Legal Opinions. New RIT shall have received, addressed to New RIT and in form and substance reasonably satisfactory to New RIT (with such qualifications and assumptions as are customary and reasonable) (i) the RIT Legal Opinion; and (ii) the BCBSMo Legal Opinion.

     Section 4.05. Conditions to Obligations of Foundation. The respective obligations of the Foundation to effect the Reorganization shall be subject to the satisfaction or waiver by the Foundation of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by RIT, BCBSMo and New RIT in this Agreement shall be true and correct (subject to the standard in Section 2.01 hereof) on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any such representations and warranties made only as of a specified date which shall be true and correct (subject to the standard in Section 2.01 hereof) as of such date);

          (b) Compliance with Agreements. RIT, BCBSMo and New RIT shall have performed and complied in all material respects with all of their respective obligations and agreements hereunder required to be performed on or prior to the Closing Date under this Agreement;

          (c) Delivery of Documents. The Foundation shall have received all documents required to be received from BCBSMo, RIT and New RIT on or prior to the Closing Date (including, without limitation, the Ancillary Agreements), all in form and substance reasonably satisfactory to the Foundation;

          (d) Other Consents. There shall have been obtained all other consents and approvals of governmental authorities and private parties required under law or contract except where the failure to have obtained such consents and approvals would not be material and adverse to the financial position, results of operations or business of New RIT or the Foundation;

          (e) Comfort Letter. The Foundation shall have received copies of the letters referred to in Section 3.12;

          (f) Favorable Ruling. The Foundation shall have received a copy of the Favorable Ruling obtained pursuant to Section 4.02(f) hereof, and the Favorable Ruling shall not have been revoked, withdrawn, amended or modified (in whole or in part) and there shall have been no change in applicable law (including, without limitation, the Code, judicial decisions, administrative regulations and published rulings) with regard to matters covered by the Favorable Ruling; provided, however, that in the event that the Internal Revenue Service shall fail to include in the Favorable Ruling any or all Favorable Ruling Matters for any reason (including but not limited to no request for a private letter ruling is made or, if made, the request is withdrawn in whole or in part, or the Internal Revenue Service refuses to rule with respect to any Favorable Ruling Matter), the Favorable Ruling Matter(s) not so included shall nonetheless be deemed to be included in the Favorable Ruling for purposes of satisfying this condition provided that the Foundation shall have received the opinions provided in Section 4.05(g) hereof on such excluded Favorable Ruling Matter(s) in form and substance reasonably acceptable to the Foundation; and

          (g) Tax Opinions. The Foundation shall have received a copy of opinions of PricewaterhouseCoopers LLP, or if PricewaterhouseCoopers LLP shall not address the opinions identified in Section 4.03(g) hereof to the Foundation, the Foundation shall have received the opinion of such other tax professionals as are selected by the Foundation in accordance with Section 3.04(d) hereof that
(i) gain or loss will not be recognized by BCBSMo, RIT, HALIC, New RIT, the Foundation or the public shareholders of both RIT and New RIT for federal income tax purposes, pursuant to the Transfer and Assumption Transaction, except that BCBSMo could recognize gain to the extent its basis in any assets transferred differs from the fair market value; (ii) the Charter Conversion Transaction should be treated as a recapitalization under Section 368(a)(1)(E) of the Code, should not result in the recognition of gain or loss by the Foundation, and will not result in the recognition of gain or loss by BCBSMo or New BCBSMo for federal income tax purposes; (iii) the Reincorporation Merger Transaction will qualify as a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by New BCBSMo, New RIT or the Foundation for federal income tax purposes; (iv) the RIT/New RIT Merger transaction will be both a liquidation under Sections 332 and 337 of the Code and a reorganization under Section 368(a) of the Code and no gain or loss will be recognized by RIT, New RIT, the shareholders of both RIT and New RIT or the Foundation for federal income tax purposes; and (v) no gain will be recognized by BCBSMo, New BCBSMo, RIT, New RIT, the shareholders of any of the foregoing entities, or the Foundation under Section 337(b)(2) or
(d) of the Code. Such opinions shall be in form and substance reasonably satisfactory to the Foundation and may be based upon reasonable assumptions and standard representations; and

          (h) Legal Opinions. The Foundation shall have received, addressed to the Foundation and in form and substance reasonably satisfactory to the Foundation , and the Attorney General and Department of Insurance in the case of the Foundation Litigation Legal Opinion (with such qualifications and assumptions as are customary and reasonable), (i) the RIT Legal Opinion; (ii) the BCBSMo Legal Opinion; and (iii) the Foundation Litigation Legal Opinion.

                                   ARTICLE V
                                  TERMINATION

     This Agreement and the obligations of the parties hereunder may be terminated at any time prior to the RIT/New RIT Merger Effective Time, notwithstanding approval hereof by the shareholders of RIT as provided herein:

          (a) by mutual written consent duly authorized by all parties (including the RIT Independent Committee); or

          (b) by any party, by giving notice to all other parties, if a court of competent jurisdiction or any other Regulatory Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting any one or more of the Transfer and Assumption Transaction, the Charter Conversion Transaction, the Reincorporation Merger Transaction and the RIT/New RIT Merger Transaction; or

          (c) by any party, by giving notice to all other parties, if any of the conditions to such party's obligations hereunder set forth in Article IV hereof shall have not been satisfied (or waived, where permissible, by the party entitled to the benefit thereof) on or before December 31, 2000; or

          (d) by RIT, by giving notice to all other parties, if termination of this Agreement shall be necessary to satisfy the fiduciary duties of the RIT Board or the RIT Independent Committee as advised by legal counsel.

     In the event that this Agreement shall be terminated pursuant to the provisions of this Article V, no party hereto shall have any liability to any other party hereto for costs, expenses, damages or otherwise, except as provided in Section 6.01 hereof or as may be agreed to in writing by the party that shall be obligated to pay such costs, expenses or damages.

                                  ARTICLE VI
                              GENERAL PROVISIONS

     Section 6.01. Fees and Expenses. Each party shall each bear their own expenses, including the fees and expenses of their own advisors, incurred in connection with this Agreement and the transactions contemplated hereby, provided, however, that RIT shall pay all SEC filing fees, NYSE listing fees, and printing and mailing expenses incurred in connection with the Proxy Statement/Prospectus and Registration Statement.

     Section 6.02. Nonsurvival of Representations, Warranties and Agreements. Except for and as provided in this Section 6.02, no representation, warranty, covenant or agreement contained herein shall survive the RIT/New RIT Effective Time or the earlier termination of this Agreement; provided, however, that no such representation, warranty, covenant or agreement shall be deemed to be terminated or extinguished so as to deprive any party hereto (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of any party hereto; the aforesaid representations, warranties, covenants and agreements being material inducements to the consummation by the parties hereto of the transactions contemplated hereby. Notwithstanding the foregoing, the covenants and agreements set forth in Sections 1.06, 3.10, 3.11, 3.13, 3.14 and 3.15 hereof and the agreements set forth in the Ancillary Agreements shall survive the RIT/New RIT Merger Effective Time and shall be enforceable as provided therein.

     Section 6.03. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by the like changes of address which shall be effective upon receipt) or sent by electronic transmission, with confirmation received, to the telecopy number specified below (a) if to the Foundation: Paul C. Wilson, Esq., Assistant Attorney General, 221 West High Street, Jefferson City, Missouri 65101, with a copy to: Eric Martin, Esq., General Counsel, Missouri Department of Insurance, 301 West High Street, Suite 630, Jefferson City, Missouri 65101;
(b) if to New RIT: John A. O'Rourke, Chairman, 1831 Chestnut Street, St. Louis, Missouri 63103-2275, Fax (314) 923-8958; with a copy to: Angela Fick Braly, Esq., Secretary, 1831 Chestnut Street, St. Louis, Missouri 63103-2275, Fax (314) 923-6607; (c) if to BCBSMo: John A. O'Rourke, President and Chief Executive Officer, Blue Cross and Blue Shield of Missouri, 1831 Chestnut Street, St. Louis, Missouri 63103-2275, Fax: (314) 923-8958; with a copy to: Marvin O. Young, Esq., Gallop Johnson & Neuman L.C., 101 South Hanley, St. Louis, Missouri 63105, Fax: (314) 862-1219; (d) if to RIT: John A. O'Rourke, Chairman, President and Chief Executive Officer, RightCHOICE Managed Care, Inc., 1831 Chestnut Street, St. Louis, Missouri 63103-2275, Fax: (314) 923-8958; with a copy to:
Lewis, Rice & Fingersh, L.C., 500 North Broadway, Suite 2000, St. Louis, Missouri 63102, Attn: John J. Riffle, Esq., Fax: (314) 444-7788.

     Section 6.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors (or where such authority shall have been delegated to a special committee, by that special committee) at any time prior to the Closing Date; provided, however, that, after approval of the RIT/New RIT Merger Transaction by the requisite shareholders of RIT as provided in Section 3.01(b) hereof, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     Section 6.05. Waiver. At any time prior to the RIT/New RIT Merger Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     Section 6.06. Entire Agreement. This Agreement, and the other agreements and instruments referenced herein, including the Ancillary Agreements, constitute the entire understanding and agreements of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, among the parties with respect

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

thereto or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     Section 6.07. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 3.11 hereof (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

     Section 6.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without regard to the principles and conflicts of laws thereof.

     Section 6.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section 6.10. Recitals. The Recitals to this Agreement shall be deemed to be part of this Agreement and incorporated herein.

     Section 6.11. Fair Construction. This Agreement is the product of negotiations and shall be deemed to have been drafted by all of the parties. It shall be construed in accordance with the fair meaning of its terms and its language shall not be strictly construed against, nor shall ambiguities be resolved against, any particular party.

     Section 6.12. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.

     Section 6.13. Assignment. This Agreement may not be assigned by any of the parties hereto.

                     [signature page appears on next page]

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                              BLUE CROSS AND BLUE SHIELD OF MISSOURI, a Missouri nonprofit health services corporation


                              /s/ John A. O'Rourke
                              -------------------------------------------------
                              John A. O'Rourke, President


                              RIGHTCHOICE MANAGED CARE, INC.,
                              a Missouri corporation


                              /s/ John A. O'Rourke
                              -------------------------------------------------
                              John A. O'Rourke, President and Chief Executive Officer


                              THE MISSOURI FOUNDATION FOR HEALTH, a Missouri nonprofit public benefit corporation


                              /s/ Paul C. Wilson
                              -------------------------------------------------
                              Name: Paul C. Wilson
                                   --------------------------------------------
                              Title: Chairman
                                    -------------------------------------------


                              RIGHTCHOICE MANAGED CARE, INC.,
                              a Delaware corporation


                              /s/ John A. O'Rourke
                              -------------------------------------------------
                              John A. O'Rourke, Chairman

                                       30